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                                                                Exhibit 23.B

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements No. 33-32805 and No. 33-32970 of Zila, Inc. on Form S-8 and Registration Statements No. 33-46239, No. 333-06019, No. 333-00645 and No. 333-31651 of Zila, Inc. on
Form S-3 of our report dated April 11, 1997 appearing in this Annual Report on Form 10-K of Zila, Inc. for the year ended July 31, 1998.

/s/ Grant Thornton LLP
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Grant Thornton LLP

Sacramento, California
October 28, 1998